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                                 EXHIBIT 10.2

                              INDEMNITY AGREEMENT


       THIS AGREEMENT ("Agreement") is made as of ___________, 1997, by and between MILLER EXPLORATION COMPANY, a Delaware corporation (the "Company"), and ______________________ ("Indemnitee").


       It is essential to the Company to attract and retain as directors and officers the most capable persons available. The substantial increase in corporate litigation subjects directors and officers of publicly-traded companies to expensive litigation risks at the same time that the availability of economic directors' and officers' liability insurance has been severely limited. In furtherance of the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law, and in consideration of Indemnitee's agreement to serve as a director or officer of the Company, the parties are entering into this Agreement.


       ACCORDINGLY, the parties agree as follows:


   SECTION 1.  DEFINITIONS.  As used in this Agreement:

       (a) "Expenses" means all costs, expenses and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding (as defined below), including attorneys' and accountants' fees and court costs.

       (b) "Proceeding" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting as a director, officer, employee, agent or fiduciary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

       (c) "Resolution Costs" includes any amount paid in connection with a Proceeding and in satisfaction of a judgment, fine, penalty or any amount paid in settlement.
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   SECTION 2.  AGREEMENT TO SERVE.  Indemnitee agrees to serve as a director and/or officer of the Company for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.

   SECTION 3. INDEMNIFICATION. The indemnification provided under this Agreement shall be as follows:

       (a) The Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding. Additionally, in any Proceeding other than a Proceeding by or in the right of the Company, the Company shall indemnify Indemnitee against all Resolution Costs actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification shall be made under this subsection:

          (i) with respect to remuneration paid to Indemnitee if it is determined by a final judgment or other final adjudication that the remuneration was in violation of law;

          (ii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16 of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law;

          (iii) on account of Indemnitee's conduct that is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

          (iv) on account of Indemnitee's conduct that a final judgment or other final adjudication is determined to have been in bad faith, in opposition to best interests of the Company or produced an unlawful personal benefit;

          (v) with respect to a criminal proceeding if the Indemnitee knew or reasonably should have known that Indemnitee's conduct was illegal; or

          (vi) if a final decision by a court having jurisdiction in the matter determines that indemnification under this Agreement is not lawful.

       (b) In addition to any indemnification provided under Subsection 3(a) above, the Company shall indemnify Indemnitee against any Expenses or Resolution Costs incurred by Indemnitee, regardless of the


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   nature of the Proceeding that Expenses and/or Resolution Costs were incurred, if the Expenses or Resolution Costs would have been covered under any directors' and officers' liability insurance policies in effect on the effective date of this Agreement or that become effective on any later date.

       (c) In addition to any indemnification provided under Subsections 3(a) and 3(b) above, the Company shall provide Indemnitee, to the fullest extent allowed by law as now or later enacted or interpreted, with indemnification against any Expenses and/or Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in the laws of the State of Delaware (whether by statute or judicial decision) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits afforded by the change.

       (d) Without limiting Indemnitee's right to indemnification under any other provision of this Agreement, the Company shall indemnify Indemnitee in accordance with the provisions of this subsection if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee and any amounts paid by Indemnitee in settlement of the Proceeding, but only if Indemnitee acted in good faith in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter that Indemnitee shall have been adjudged to be liable to the Company in the performance of his duty to the Company, unless and only to the extent that any court in which the Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity, in which event indemnification shall be limited to expenses actually and reasonably incurred.

       (e) Notwithstanding anything in this Agreement to the contrary, before a Change in Control (as defined in Section 5 below), Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director, officer, employee, agent or fiduciary of the Company (in such capacity) unless the Company has joined in or consented to the initiation of the Proceeding.

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   SECTION 4.  PAYMENT OF INDEMNIFICATION.

       (a) Expenses incurred by the Indemnitee and subject to indemnification under Section 3 above shall be paid directly by the Company or reimbursed to the Indemnitee within two (2) days after the receipt of a written request of the Indemnitee providing that Indemnitee undertakes to repay any amount paid or advanced under this Section to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification under Section 3.

       (b) Except as otherwise provided in Section 4(a) above, any indemnification under Section 3 above shall be made no later than thirty (30) days after receipt by the Company of the written request of Indemnitee, unless within that 30-day period the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to the Proceeding, determines that the Indemnitee is not entitled to the indemnification set forth in Section 3 or unless the Board of Directors refers the Indemnitee's indemnification request to independent legal counsel. In cases where there are no directors who are not parties to the Proceeding, the indemnification request shall be referred to independent legal counsel. If the indemnification request is referred to independent legal counsel, then Indemnitee shall be paid no later than forty-five (45) days after Indemnitee's initial request to the Company unless within that time independent legal counsel presents to the Board of Directors a written opinion stating in unconditional terms that indemnification is not allowed under Section 3 of this Agreement. If a Change in Control occurs and results in individuals who were directors before the circumstances giving rise to the Change in Control ceasing for any reason to constitute a majority of the Board of Directors, the above determination, if any, shall be made by independent legal counsel and not the Board of Directors. The Company agrees to pay the reasonable fees of the independent legal counsel and to fully indemnify that counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement. If there has not been a Change in Control, independent legal counsel shall be selected by the Board of Directors, and if there has been a Change in Control, the independent legal counsel shall be selected by Indemnitee.

       (c) The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not permitted by this Agreement shall be on the Company or on the person challenging the indemnification. Neither the failure of the Company, including its Board of Directors, to have made a determination prior to the commencement of any Proceeding that indemnification is proper,


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   nor an actual determination by the Company, including its Board of
   Directors or independent legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this Agreement. If the Board of Directors or independent legal counsel determines in accordance with Section 4(b) above that Indemnitee would not be permitted to be indemnified in whole or in part, Indemnitee shall have the right to commence litigation in any court in the State of Michigan having subject matter jurisdiction and that venue is proper seeking an independent determination by the court or challenging the determination by the Board of Directors or independent legal counsel, and the Company hereby consents to service of process and to appear in that Proceeding. Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, shall also be reimbursed by the Company.

   SECTION 5.  ESTABLISHMENT OF TRUST.  In the event of a Potential
Change in Control of the Company (as defined below), the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all Expenses or Resolution Costs that may properly be subject to indemnification under
Section 3 above anticipated at the time of each request. The amount or amounts to be deposited in the trust pursuant to this funding obligation shall be determined by a majority vote of a quorum consisting of directors who are not parties to the Proceeding or the Chief Executive Officer of the Company. If all of those individuals are parties to the Proceeding, the amount or amounts to be deposited in the trust shall be determined by independent legal counsel. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal of the trust fund invaded, without the written consent of the Indemnitee; (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any amount properly payable to Indemnitee under Subsection 4(a) of this Agreement; (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee shall promptly pay to the Indemnitee all amounts that the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the trust shall revert to the Company upon a final determination by a court of competent jurisdiction that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee and shall be a national or state bank having a combined capital and surplus of not less than $50,000,000. At the time of each draw from the trust fund, the Indemnitee shall provide the trustee with a written request providing that Indemnitee undertakes to repay the amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. Any funds, including interest or investment earnings, remaining in the


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trust fund shall revert and be paid to the Company if (i) a Change in
Control has not occurred; and (ii) if the Board of Directors or the Chief Executive Officer of the Company determines that the circumstances giving rise to that particular funding of the trust no longer exists. Nothing in this section shall relieve the Company of any of its obligations under this Agreement.

       For purposes of this Agreement, the following definitions shall apply:

       (a) "Change in Control" shall mean (i) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Company's Board of Directors; (ii) the acquisition by any Person (as defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (iii) the approval by the shareholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

       (b) "Continuing Directors" mean the individuals constituting the Company's Board of Directors as of the date of this Agreement and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of two-thirds (2/3) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A promulgated under the
   Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors.

       (c) "Excluded Holder" means the Company, a Subsidiary or any employee benefit plan (i.e., any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries) of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an employee benefit plan.

       (d) "Permitted Successor" means a corporation that, immediately following the consummation of a transaction specified in clauses (iii) and (iv) of the definition of "Change in Control" above, satisfies


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   each of the following criteria:  (A) sixty percent (60%) or more of the outstanding common stock of the corporation and the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction, (B) no Person other than an Excluded Holder beneficially owns, directly or indirectly, twenty percent (20%) or more of the outstanding common stock of the corporation or the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the corporation, any Subsidiary of the corporation and any employee benefit plan of the corporation or any such Subsidiary or any trust holding common stock or other securities of the corporation pursuant to the terms of any such employee benefit plan), and (C) at least a majority of the board of directors is comprised of Continuing Directors.

       (e) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or governmental body.

       (f) A "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of that would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that once consummated would constitute a Change in Control; or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

       (g) "Subsidiary" means any corporation or other entity of which fifty percent (50%) or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

   SECTION 6. PARTIAL INDEMNIFICATION; SUCCESSFUL DEFENSE. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Resolution Costs actually and reasonably incurred by Indemnitee but not, however, for the total amount, the Company shall nevertheless indemnify Indemnitee for the portion of the Expenses or Resolution Costs that Indemnitee is entitled. Moreover, notwithstanding any other provision of


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this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter in a Proceeding, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with that Proceeding.

   SECTION 7. CONSENT. Unless a Change in Control has occurred, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding made without the Company's written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

   SECTION 8. SEVERABILITY. If this Agreement or any portion of this Agreement (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.

   SECTION 9. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall be in addition to any other rights that Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Delaware General Corporation Law, or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding office.

   SECTION 10. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

   SECTION 11. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure those rights, including the execution of all documents necessary to enable the Company to effectively bring suit to enforce those rights.



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   SECTION 12.  NO DUPLICATION OF PAYMENTS.  The Company shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

   SECTION 13. NOTICE. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to Miller Exploration Company, 3104 Logan Valley Road, Traverse City, Michigan 49684, Attention: Chairman of the Board, with a copy to the President (or to any other individual or address that the Company designates in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Company any information and cooperation that it may reasonably require and is within Indemnitee's power to give.

   SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute a single document.

   SECTION 15. CONTINUATION OF INDEMNIFICATION. The indemnification rights provided to Indemnitee under this Agreement, including the right provided under Subsection 4(a) above, shall continue after Indemnitee has ceased to be a director, officer, employee, agent or fiduciary of the Company or any other corporation, partnership, joint venture, trust or other enterprise that Indemnitee served in any of those capacities at the request of the Company.

   SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and Indemnitee and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives.

   SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that State without giving effects to the principles of conflicts of laws.

   SECTION 18. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by the policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any officer, employee, agent or fiduciary of the Company.


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   SECTION 19.  PERIOD OF LIMITATIONS.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of the cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within the two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any cause of action the shorter period shall govern.

   SECTION 20. AMENDMENTS; WAIVER. No supplement, modification, amendment, or waiver of this Agreement or any of its terms shall be binding unless executed in writing by all of the parties to this Agreement or, in the case of waiver, by the party against whom the waiver is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver.


   The parties have executed this Agreement as of the date stated in the first paragraph of this Agreement.


ATTEST:                            MILLER EXPLORATION COMPANY



___________________________        By _____________________________________
Secretary
                                      Its _________________________________


                                   INDEMNITEE



                                   ________________________________________



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